UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2021

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Item 8.01 Other Events.	3

Item 9.01 Financial Statements and Exhibits.	3

SIGNATURES	4

EX-99.1

EX-104

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, the Board of Directors (the “Board”) of Republic Services, Inc. (“Republic”) elected Brian S. Tyler, 54, to serve on the Board, effective April 1, 2021. Mr. Tyler will initially be a member of the Audit Committee as well as the Sustainability & Corporate Responsibility Committee.

Mr. Tyler will receive equity and cash compensation in accordance with Republic’s previously adopted compensation arrangements for non-employee directors, including: (1) an annual grant of restricted stock units (“RSUs”) that have a fair market value of $230,000 as of the grant date, with the grant for 2021 to be prorated for the portion of the year following his election to the Board; and (2) an annual retainer of $100,000 to be prorated for the portion of 2021 following his election to the Board. In addition, at the end of any quarter in which dividends are distributed to stockholders, Republic’s non-employee directors, including Mr. Tyler, receive additional RSUs with a value (based on the closing price of Republic common stock on the dividend payment date) equal to the value of dividends they would have received on all RSUs they held on the dividend payment date. The RSUs vest immediately upon grant and will be settled through the issuance of shares of Republic common stock upon the director’s termination of service from the Board or three years after they are granted, unless they are deferred into Republic’s Deferred Compensation Plan.

There is no arrangement or understanding between Mr. Tyler and any other persons pursuant to which he was selected as a director. Mr. Tyler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 26, 2021, Republic issued a press release announcing Mr. Tyler’s election to the Board. A copy of this press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Republic Services, Inc. dated March 26, 2021 to announce the election of Mr. Tyler.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: 3/26/2021	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen

Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary

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